SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July [11], 2008

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On July 16, 2008, the Registrant announced that it has completed the sale of Great Lakes Downs to The Little River Band of Ottawa Indians for $5.0 million cash less customary closing adjustments. Great Lakes Downs, situated on approximately 85 acres in Muskegon, Michigan, was a racetrack which the Registrant had previously closed in November 2007.  The net sale proceeds of approximately $4.5 million have been used to partially repay the Registrant’s bridge loan with a subsidiary of MI Developments Inc., its controlling shareholder.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Press Release dated July 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

July 18, 2008	by:	/s/William G. Ford
William G. Ford,
Secretary